                                                                  Exhibit 1.1

                              ProBusiness Services, Inc.

                            _____ Shares Common Stock (1)

                                UNDERWRITING AGREEMENT

                                                           ______________, 1998

William Blair & Company, L.L.C.
BancAmerica Robertson Stephens
SG Cowen Securities Corporation
     As Representatives of the Several
     Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     SECTION 1. INTRODUCTORY. ProBusiness Services, Inc. ("COMPANY") a Delaware corporation, has an authorized capital stock consisting of 5,000,000 shares of Preferred Stock, $0.001 par value, none of which were outstanding as of June 30, 1998 and 60,000,000 shares, $0.001 par value, of Common Stock ("COMMON STOCK"), of which ________ shares were outstanding as of such date. The Company proposes to issue and sell ________ shares of its authorized but unissued Common Stock ("FIRM SHARES") to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("UNDERWRITERS"), who are acting severally and not jointly. In addition, the Company proposes to grant to the Underwriters an option to purchase up to __________ additional shares of Common Stock ("OPTION SHARES") as provided in
Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "SHARES."

     You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.


----------------------
(1) Plus an option to acquire up to _____ additional shares to cover overallotments.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "PRICING AGREEMENT"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company hereby confirms its agreement with the Underwriters as follows:

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-_____) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("COMMISSION") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT;" all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

               Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "REGISTRATION STATEMENT," and the "PROSPECTUS," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("RULE 434 PROSPECTUS"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("RULE 462(b)
     REGISTRATION STATEMENT") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus", as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "EXCHANGE ACT".

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or instituted proceedings for that purpose, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date and the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained and will contain all material information that is required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

          (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate and other power and authority to own, lease and operate their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; and each of the Company and its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

          (d) Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, pledges, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

          (e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

          (f) The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

          (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in a breach of, or be in contravention of, or constitute a default under (i) any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or
     (ii) any material order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound.
     No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, domestic or foreign, is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act or the Exchange Act, or blue sky laws applicable to the public offering of the Shares by the several Underwriters, which requirements will have been satisfied prior to the Closing Date (as defined herein) in all material respects, and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) The consolidated financial statements and schedules of the Company included in the Registration Statement as filed with the Commission present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Consolidated Financial Data" presents fairly on a basis consistent with the audited financial statements presented in the Prospectus, the information set forth therein. No other statements or schedules are required to be included in the Registration Statement. The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (j) Neither the Company nor any subsidiary is in violation of its charter or bylaws or in default under any consent decree, or in default with respect to any material provision of any material lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

          (k) There are no material legal or governmental proceedings pending, or to the best of the Company's knowledge, threatened to which the Company, any subsidiary or any of their respective officers is or may be a party or of which material property owned or leased, or rights held, by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto, or which might prevent consummation of the transactions contemplated therein, or which is required to be disclosed in the Registration Statement or the prospectus and is not so disclosed.

          (l) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus. Holders of registration rights have waived such rights with respect to the offering being made by the Prospectus.

          (m) Except as set forth in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and enforceable leases, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Company and its subsidiaries own or lease all such properties necessary to its operations as described in the Prospectus.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt, nor any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or a subsidiary. There has not been any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has had a material adverse effect on the Company.

          (p) The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities) for a period of 90 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C. Each officer and director of the Company has agreed in writing that each such person will not, for a period beginning the date of the writing and ending 90 days from the date of the final Prospectus (the "LOCK-UP PERIOD"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "SECURITIES") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) if the undersigned is an individual, he or she may transfer any Securities either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; and (ii) if the undersigned is an entity, it may transfer Securities as a distribution to limited partners or shareholders of the undersigned, provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to William Blair & Company, L.L.C., pursuant to which each transferee shall agree to receive and hold such Securities subject to the provisions hereof. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and stockholders have agreed to such or similar restrictions (the "LOCK-UP AGREEMENTS") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of William Blair & Company, L.L.C.

          (q) There is no material document of the Company or its subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not accurately described in all material respects or filed as required.

          (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("TRADE RIGHTS") material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of, and neither has knowledge of, any infringement, misappropriation or conflict from any third party as to such material

     Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise), of the Company and its subsidiaries taken as a whole.

          (s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (t) All offers and sales of the Company's capital stock have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the date stated therein and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company in all material respects); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the 1933 Act or the Exchange Act or under state or other securities or blue sky laws. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase shares and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (u) The Company has timely filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the best knowledge of the Company might be, asserted against the Company or its subsidiaries or any of its properties or assets that would or could have a material adverse affect upon the condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and all tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

          (v) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been listed on the Nasdaq National Market, subject to notice of issuance or sale of the Shares, as the case may be.

          (w) The Company has been advised concerning the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "INVESTMENT COMPANY ACT"), and the Company does not, and does not intend to conduct its business in a manner in which it would become, an "investment company" of "controlled" by an "investment company" as defined in
     Section 3(a) of the Investment Company Act.

          (x) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA.

          (y) Neither the Company nor any subsidiary has at any time during the past five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (z) The Company and each subsidiary maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the subsidiaries considered as one enterprise.

          (aa) To the best of Company's knowledge, no labor disturbance by the employees of the Company or any subsidiary exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal third-party service providers that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of employees of the Company or any subsidiary and, to the best of the Company's knowledge, no such agreement is imminent.

          (bb) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any subsidiary or any of the members of the families of any of them that are required to be disclosed in the Registration Statement and Prospectus that are not so disclosed.

          (dd) Except as set forth in the Registration Statement and Prospectus,
     (i) each of the Company and the Subsidiary is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) neither the Company nor the Subsidiary has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to its knowledge, neither the Company nor the Subsidiary has conducted any activities that would require it to make future material capital expenditures to comply with Environmental Laws and
     (iv) no property which is owned, leased or occupied by the Company or the Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

          (ee) The agreements to which the Company or the Subsidiary is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and the Subsidiary (as applicable) except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.

          (ff) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (gg) All outstanding shares of capital stock of the Company have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the date stated therein and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company in all material respects); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act or the Exchange Act or under state or other securities or blue sky laws. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase shares and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have has outstandng any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

     SECTION 4. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Company at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to ________________, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of ________ Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

     SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

          (b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b)

     Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

          (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

          (e) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

          (f) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

          (g) Not later than November 30, 1999 the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

          (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (j) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.

          (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

          (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

          (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market.

     SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky Memorandum, (ii) all costs, fees and expenses (including legal fees not to exceed $__________ and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

     SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

          (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

          (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

               (i) An opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                    (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                    (3) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the Subsidiary considered as one enterprise. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than BeneSphere Administrators, Inc.;

                    (4) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the date stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

                    (5) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

                    (6) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                    (7) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                    (8) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                    (9) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, including supporting schedules, and financial data derived therefrom, as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

                    (10) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Delaware law;

                    (11) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of federal statutes and the General Corporation Law of the State of Delaware are accurate summaries thereof and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

                    (12) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

                    (13) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any material order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

                    (14) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

                    (15) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiary of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations, other than those described therein;

                    (16) To such counsel's knowledge, the Company is not presently (a) in material violation of its charter or bylaws or (b) in material breach of any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; and

                    (17) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated by this Agreement, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.


              In addition, such counsel shall state that such counsel has participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with you and your counsel, at which such conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not independently verified the accuracy, completeness or fairness of such information, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement (other than the financial statements, including supporting schedules, and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of California and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

          In rendering such opinion, such counsel may state that they are relying upon the certificate of Norwest Bank Minnesota, National Association, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

          (ii) Such opinion or opinions of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

          (iii) A certificate of the chief executive officer and the chief financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

               (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

          The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

          (iv) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Ernst & Young, LLP independent auditors, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (v) Such further certificates and documents as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Cooley Godward LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 10 hereof and except to the extent provided in Section 11 hereof.

     SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

     SECTION 9. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 10. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnifid party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

     (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

     (e) The provisions of this Section shall survive any termination of this Agreement.

     SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 6, 8, 10 and 13 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

     SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company.

          (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof).

     SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 15. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Kenneth L. Guernsey, Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Alan K. Austin, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, 94304.

     SECTION 16. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

     SECTION 18. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 19. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

                                                  Very truly yours,

                                                  PROBUSINESS SERVICES, INC.

                                                  By

                                                        Thomas H. Sinton
                                                        Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.
WILLIAM BLAIR & COMPANY, L.L.C.
BANCAMERICA ROBERTSON STEPHENS
SG COWEN SECURITIES CORPORATION

Acting as Representatives of the several
Underwriters named in Schedule A.


By William Blair & Company, L.L.C.


By
   -------------------------------------------

                                      SCHEDULE A


                                                 Number of Firm Shares to be
Underwriter                                      Purchased
-----------                                      ----------------------------

William Blair & Company, L.L.C . . . . . . . .

BancAmerica Robertson Stephen. . . . . . . . .

SG Cowen Securities Corporatio . . . . . . . .




                                                 -----------------------------

            TOTAL. . . . . . . . . . . . . . .
                                                 -----------------------------
                                                 -----------------------------

                                  SCHEDULE B

                     Comfort Letter of Ernst & Young, LLP

     (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

     (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Consolidated Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to ____________, 1998, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since ____________, 1998, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                                                     EXHIBIT A

                           PROBUSINESS SERVICES, INC.

                      ____________ Shares Common Stock (2)












---------------------
(2)Plus an option to acquire up to _______ additional shares to cover overallotments.

                               PRICING AGREEMENT

                                                            ____________, 1998

William Blair & Company, L.L.C.
BancAmerica Robertson Stephens
SG Cowen Securities Corporation
     As Representatives of the Several
     Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated ____________, 1998 (the "UNDERWRITING AGREEMENT") relating to the sale by the Company and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., BancAmerica Robertson Stephens and SG Cowen Securities Corporation are acting as representatives (the "REPRESENTATIVES"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representatives as follows:

     1. The initial public offering price per share for the Shares shall be $__________.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share.

     Schedule A is amended as follows:




     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                                           Very truly yours,

                                           PROBUSINESS SERVICES, INC.

                                           By

                                                 Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
BANCAMERICA ROBERTSON STEPHENS
SG COWEN SECURITIES CORPORATION

Acting as Representatives of the several
Underwriters.

By William Blair & Company, L.L.C.

By
   --------------------------------------
                Principal

                                      -35-